Exhibit B-184

                            ARTICLES OF INCORPORATION
                                       OF
                             HARLAN ELECTRIC COMPANY


      These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act. No. 327 of the Public Acts of 1931, known as the Michigan General Corporation Act, as follows:

                                   ARTICLE I.

      The name of this corporation is HARLAN ELECTRIC COMPANY.

                                   ARTICLE II.

      The purpose or purposes of this corporation are as follows:

            To carry on and conduct a general electrical, electrical engineering and electrical contracting business; to design, install, erect, construct, extend, repair, complete and remove wires, cables, fixtures, devices, apparatus, equipment, electrical systems, circuits and the like, and any other thing or things of every kind and character whatsoever, whether tangible or intangible, required for or capable of being used in or in connection with the production, manufacture, generation, accumulation, storage, transmission, furnishing, supplying, distribution of electricity or electrical current or energy, or used or usable for or in connection with any mode or method of using, employing, utilizing, dealing with or handling electricity or electrical current or energy; to engage in electrical, electrical engineering, electrical contracting, and electrical construction work of every kind and character whatsoever upon or in connection with any hydroelectric power plant, railroad, industrial or other systems and works of every description, buildings, structures, roads, highways, manufacturing plants, bridges, piers, docks, mines, shafts, tunnels, wells, water works, lighthouses, railroads, railway structures, or any other thing or things whatsoever; to produce, manufacture, buy, sell, lease, let and otherwise deal and traffic in chandeliers, electroliers, brackets, lamps, globes, wires, cables, fixtures, devices, apparatus, equipment, electrical systems and circuits and the like, and all other things of every kind and character whatsoever used or capable of being used for or in connection with the production, manufacture, generation, accumulation, storage, transmission, furnishing, supplying. or distribution of electricity or electrical current or energy, or used or usable for or in connection with any mode or method of using, employing, utilizing, dealing with or handling electricity or electrical current or energy.

      To do each and everything necessary, suitable, proper or convenient for the accomplishment of any of the purposes or the attainment of any one or more of the objects hereinbefore enumerated, or which shall at any time appear to be conducive to or expedient for the protection and benefit of this corporation.

      In general, to carry on any business in connection with any of the objects or purposes hereinbefore enumerated or incident thereto and not forbidden by the laws of the State of Michigan, and with all of the powers conferred upon corporations by the laws of the State of Michigan.

                                  ARTICLE III.

    Location of the corporation is Detroit, in the County of Wayne, State of Michigan.

    Post Office address or registered office in Michigan is 3139 Hamilton Avenue, Detroit, Michigan.

                                   ARTICLE IV.

    The total authorized capital stock is

      (Preferred   None  shs)       (Par Value  $ None      )
                -------                         ------------
      (ClassA      )          )     (                       )
 (1)  (Common500 _shs.)             (Per Value  $1.00       ) per share
             -----                              ------------
      (Class B                )     (                       )
      (Common      500  shs.)       (Par Value  $1.00       )
                   -----                        -------------

and/or(Preferred None)                      (Book Value None )
                 ----                                   -----
shs.of(                   )No par value     (                   )
 (2)    (Common      None)                  (Price fixed for )per share
                     ----
                                            (Sale None          )
                                                  ----

 (3) The following is a description of each class of stock of the corporation with the voting powers, preferences and rights and qualifications, limitations or restrictions thereof:

      A. This corporation has two classes of stock: Class A Common Stock, $1.00 par value, and Class B Common Stock, $l.00 par value.



                                      --2--

      B. The holders of Class A Common Stock shall be entitled to receive when and as declared by the Board of Directors out of the net earnings or surplus of the corporation non-accumulative dividends at the rate of S5.00 per share per annum and no non, payable annually on the first day of March of each year except that no dividend shall be due or payable March 1, 1941.

      C. In the event of any disso1ution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Class A Common Stock at the time outstanding shall be entitled to be paid in cash the sum of $94.00 per share, together with the amount of all accrued and unpaid dividends thereon before any distribution or payment shall be made to the holders of any other class of stock. The holders of Class A Common Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation other than the distributive amounts referred to in this paragraph.

      D. At any time and from time to time the corporation may redeem at a price of $94.00 per share, plus accrued unpaid dividends, the whole or any part of the Class A Common Stock at the option of the holders of the Class B Common Stock of this corporation then outstanding upon mailing notice at least fifteen days prior to the date fixed for such redemption to the holders of record of the Class A Common Stock to be redeemed. In the case or redemption or a part only of the Class A Common Stock outstanding, the corporation shall designate by lot or in such other manner as the holders of the Class B Common Stock then outstanding nay determine, the shares so to be redeemed. If the aforesaid notice of redemption shall have been duly mailed, and if on or before the redemption date specified in such notice, the funds necessary for such redemption shall be set aside so as to be and continue to be available therefor, then notwithstanding any certificate of Class A Common Stock so called for redemption shall not have been surrendered for cancellation, the dividends thereon shall cease to accrue from and after the date so specified, and all rights with respect to the Class A Common Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, except only the right of the holder to receive the redemption price thereof but without interest. If after notice or redemption of all or any of the Class A Common Stock shall have been mailed as in this paragraph provided, the corporation shall deposit with a bank or trust company located in the City or Detroit in trust to be applied to


                                      --3--
the redemption of the Class A Common Stock so called for redemption, an amount sufficient to redeem the same upon the date specified in the notice of redemption, then from and after the date of such deposit all rights of the holders of the Class A Common Stock so called for redemption as stockholders of the corporation shall cease and terminate, except the right to receive from said bank or trust company moneys so deposited in trust but without interest. Any moneys unclaimed at the end of six years from the date of such deposit shall be repaid to the corporation; after such redemption the holders of such Class A
Common Stock shall, look only to the corporation for the payment of the redemption price without interest.

      E. The corporation agrees to redeem in January 1, 1951, all of the Class A common Stock then outstanding at the redemption price and in the manner provided in the preceding paragraph.

      F. So long as any of the Class A Common Stock shall be outstanding, no dividends shall be paid or declared or any distribution made on stock of any class other than the Class A Common Stock, nor stock of any such other class be purchased, retired or otherwise acquired by the corporation, nor any distribution of capital be made to the holders or the stock or any such other class unless and until the full dividend, of the Class A Common Stock for the then annual dividend period shall have been declared, or a sum sufficient for the payment thereof set apart.

      G. None of the Class A Common Stock of the corporation acquired by it pursuant to the provisions of the preceding paragraphs C and D shall be reissued but the corporation shall from time to time and at convenient times cause all of such stock to be retired in the manner provided by law and its capital to be reduced accordingly.

      B. No holder of Class A Common Stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock whatsoever, or securities convertible into stock or any class whatever, whether now or hereafter authorized, or whether issued for property or services, or by way of dividends, except with respect to authorized but unissued shares of Class A Common Stock.

      I. The holders of Class A Common Stock shall not be entitled to vote. At all times each holder of record of Class B Common Stock shall be entitled to one vote for each share of Class 3 Common Stock standing in his name on the books of the corporation, and except as hereinabove provided, the Class B Common Stock shall have all other rights aid powers and no qualifications, limitation, or restrictions,

      The amount of paid in capital with which this corporation will begin business is $1,000.00.

                                   ARTICLE V.

      The names and places of residence or business of each of the incorporators and the number end class of shares subscribed for by each are as follows:

                                                  Number of  Shares
                  Residence & Business    Class A  Class B     Pre    Non-
Name                  Address             Common   Common    ferred   Par
----              --------------------    ------   ------    ------   ---

C. Allen Harlan   284 Pilgrim Avenue       160       160      None   None
                  Birmingham, Michigan

Van Grant         110 Merryweather Road    107       107      None   None
                  Grosse Pointe, Michigan

Atwood Austin     1725 Van Dyke Avenue      48        48      None   None
                  Detroit, Michigan

Irwin McNiel      11738 Littlefield Ave.    40        40      None   None
                  Detroit, Michigan

Edward Gudum      Island Drive              40        40      None   None
                  Gibraltar, Michigan

Emmett E. Eagan   4248 Bishop Road           5         5      None   None
                  Detroit, Michigan

        Each of the persons who has subscribed his name to these Articles of Incorporation as an incorporator hereby subscribes for the number of shares of Class A Common Stock, $1.00 par value, hereinabove set after his name, and covenants and agrees to pay for each such share of stock so subscribed the sum of $93.00 in cash or property.

        Each of the persons who has subscribed his name to these Articles of Incorporation as an incorporator hereby subscribes for the number of shares of Class B. Common Stock, $1.00 par value, hereinabove set after his name, and covenants and agrees to pay for each such share of stock so subscribed the sum of $1.00 in cash or property.

                                   ARTICLE VI.

        The names and addresses of the First Board of Directors are as follows:

            Name                          Address

        C. Allen Harlan       284 Pilgrim Avenue, Birmingham, Michigan
        Van Grant             110 Merryweather Road, Grosse Pointe, Michigan
        Atwood Austin         1725 Van Dyke Avenue, Detroit, Michigan

                                  ARTICLE VII.

        The term of this corporation is fixed at thirty years.

                                  ARTICLE VIII.

        This corporation shall not do any of the following, to-wit: (1) Amend its Articles of Incorporation, (2) alter, change, increase, reduce, redeem or retire all or any part of its capital stock or alter or change any of the rights, powers or privileges attaching or pertaining thereto or create any class or classes of stock or securities having rights, powers or privileges superior in any respect to those attaching to its Class B Common Stock, (3) issue, sell or otherwise dispose of any shares of its authorized but unissued capital stock,
(4) lease, let, sell, exchange, mortgage, pledge, hypothecate or otherwise dispose of all or substantially all of its property, assets or business or all or any part of its good will, (5) dissolve, (6) acquire all or substantially all of the assets or business of any other business entity, (7) sell or otherwise dispose of, purchase or otherwise acquire any capital asset or assets, the sale or purchase price of which exceeds three per cent (3%) of the value, less valuation and qualifying reserves, of all of the assets of this corporation, (8) merge or consolidate this corporation into or with any other business entity,
(9) create any bonds, obligations or other evidences of indebtedness, secured or unsecured, maturing more than one year from the date of issue thereof, except pursuant to action taken at a meeting of the holders of the Class B Common Stock of this corporation, duly called and held, and of the time, place and purpose of which at least ten (10) days' notice in writing shall have been duly given. If at such meeting a proposal to do any one or more of the things hereinbefore enumerated shall not be voted on adversely by the holders of at least one-third of the shares of the Class B Common Stock of this corporation then outstanding and entitled to vote, this corporation may take the corporate action to which such proposal relates, if a majority of such shares of this corporation entitled to vote, present at such meeting in person or by proxy, shall vote in favor of such proposal.

        IN WITNESS WHEREOF, the Incorporators have signed these Articles this 26th day of December, A. D. 1940.


                                          ---------------------------
                                                (C. Allen Harlan)


                                          ---------------------------
                                                (Van Grant)


                                          ----------------------------
                                                (Atwood Austin)


                                          ----------------------------
                                                (Irwin McNiel)


                                          ----------------------------
                                                (Edward Gudum)


                                          ----------------------------
                                                (Emmett E. Eagan)

                                                                   EXHIBIT A-1


                                  AMENDMENT TO

                       RESTATED ARTICLES OF INCORPORATION

                           OF HARLAN ELECTRIC COMPANY


1. Article II of the Restated Articles of Incorporation of Harlan shall be deleted in its entirety and replaced with the following:

                                   "ARTICLE II

      The purpose or purposes for which the corporation iformed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the "Act")."





                                       -8